Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and

Shareholders of

Federated Equity Funds

We consent to the use of our report, dated January 25, 2017, with respect to the financial statements of Federated Intercontinental Fund, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus / proxy statement on Form N-14.

/s/ KPMG LLP

Boston, Massachusetts

May 18, 2017